EXHIBIT 5.1

January 12, 2023

LightPath Tachnologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Ladies and Gentlemen:

We have acted as counsel to LighPath Technologies, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 9,090,910 shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”) pursuant to the Securities Purchase Agreement, dated as of January 12, 2023 (the “Securities Purchase Agreement”), between the Company and each purchaser identified on the signature pages thereto.

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Securities Purchase Agreement against payment of the consideration therefor as provided in the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Ohio and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (File No. 333-262768) (the “Registration Statement”) filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”), and to the reference to Baker & Hostetler, LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker & Hostetler, LLP